UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐     Soliciting Material Pursuant to Sec. 240.14a-12
ATMEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ATMEL CORPORATION
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 10, 2006
2:00 p.m.
Dear Atmel Stockholders:
     Our Annual Meeting of Stockholders will be held on Wednesday, May 10, 2006 at 2:00 p.m., local time, at our offices located at 2325 Orchard Parkway, San Jose, California 95131, for the following purposes:
1.	To elect eight (8) directors to serve for the ensuing year and until their successors are elected;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
     Only stockholders of record at the close of business on March 14, 2006 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.
     All stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone as instructed on the enclosed proxy card or (3) by mail, using the enclosed paper proxy card and postage-prepaid envelope. For further details, please see the section entitled “Voting” on page one of the accompanying Proxy Statement. Any stockholder attending the annual meeting may vote in person even if he or she has voted using the Internet, telephone, or proxy card, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting.

FOR THE BOARD OF DIRECTORS

Mark A. Bertelsen
Secretary
San Jose, California
April 7, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING
General
Record Date and Voting Securities
Quorum; Required Vote; Abstentions and Broker Non-Votes
Voting
Expenses of Solicitation
Stockholder Proposals to Be Presented At Next Annual Meeting
PROPOSAL ONE ELECTION OF DIRECTORS
Nominees
Corporate Governance
Independence of Directors
Director Candidates
Communications from Stockholders
Board Meetings and Committees
Code of Ethics/Standards of Business Conduct
Director Compensation
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Option Exercises and Holdings
REPORT OF THE COMPENSATION COMMITTEE
Compensation Policies
Compensation of Chief Executive Officer
PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratification of Appointment of PricewaterhouseCoopers LLP
Fees of PricewaterhouseCoopers LLP Incurred by Atmel
Audit Committee Pre-Approval Policy
OTHER MATTERS

ATMEL CORPORATION
PROXY STATEMENT
FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING
General
     These proxy materials are furnished to holders of our common stock in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting of Stockholders to be held on Wednesday, May 10, 2006, at 2:00 p.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at our offices located at 2325 Orchard Parkway, San Jose, California 95131. Our telephone number at this location is (408) 441-0311.
     These proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2005 were first mailed on or about April 7, 2006, to all stockholders entitled to vote at the meeting.
Record Date and Voting Securities
     Only holders of record of our common stock at the close of business on March 14, 2006, are entitled to notice of and to vote at the meeting and any adjournment thereof. Such stockholders are entitled to cast one vote for each share of common stock held as of the record date on all matters properly submitted for the vote of stockholders. At the record date, 486,403,722 shares of our common stock were issued and outstanding, and no shares of our preferred stock were outstanding. For information regarding security ownership by our executive officers and directors and by the beneficial owners of more than 5% of our common stock, see “Security Ownership.”
Quorum; Required Vote; Abstentions and Broker Non-Votes
     The presence of the holders of a majority of the shares of common stock entitled to vote generally at the annual meeting is necessary to constitute a quorum at the annual meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the annual meeting or (2) have properly submitted a proxy card or voted by telephone or over the Internet. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of our independent registered public accounting firm.
     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting. Abstentions are deemed to be “votes cast”; however, broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Voting
     Voting by telephone or the Internet. A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible.
     Voting by proxy card. All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the annual meeting, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the annual meeting.
     Voting by attending the meeting. A stockholder may vote his or her shares in person at the annual meeting. A stockholder planning to attend the annual meeting should bring proof of identification for entrance to the annual meeting. If a stockholder attends the annual meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting.
     Changing vote; revocability of proxies. If a stockholder has voted by telephone or the Internet or by sending a proxy card, such stockholder may change his or her vote before the annual meeting. A stockholder who has voted by telephone or the Internet may change his or her vote by making a timely and valid later telephone or Internet vote, as the case may be. Additionally, any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Vice President and General Counsel, 2325 Orchard Parkway, San Jose, California 95131) a later dated written notice of revocation or duly executed proxy, in each case at or before the taking of the vote at the annual meeting, or by attending the meeting and voting in person.
Expenses of Solicitation
     We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional materials furnished to stockholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, email, telegram, facsimile, or personal solicitation by our directors, officers, or regular employees. No additional compensation will be paid for such services. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.
Stockholder Proposals to Be Presented At Next Annual Meeting
     Requirements for stockholder proposals to be considered for inclusion in Atmel’s proxy materials. Stockholders interested in submitting a proper proposal for inclusion in the proxy materials for our 2007 annual meeting may do so by submitting such proposal in writing to our offices located at 2325 Orchard Parkway, San Jose, California 95131, Attn: Corporate Secretary c/o Mike Ross, Vice President and General Counsel. To be eligible for inclusion, stockholder proposals must be received no later than December 8, 2006, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act).
     Requirements for stockholder proposals to be brought before Atmel’s annual meetings. Our bylaws also establish an advanced notice procedure for stockholders who wish to present certain matters, including nominations of persons for election to the board of directors and stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. Stockholder proposals, including the nomination of a person for election to the board of directors, may not be brought before the meeting unless, among other things: (1) the proposal contains certain information specified in the bylaws, and (2) the proposal is received by us not less than 120 days prior to the date of our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, which will be December 8, 2006 for the 2007 Annual Meeting; provided, however, that in the event that we did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed more than 30 days from the date of the previous year’s meeting, then the deadline for receipt of notice by the stockholder is no later than the close of business on the later of: (1) 120 days prior to the meeting and (2) 10 days after public announcement of the meeting date. A copy of the full text of these bylaw provisions may be obtained by writing to our Vice President and General Counsel at the address above. In addition to the above requirements, the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement can be found under Rule 14a-8 under the Exchange Act.
     Stockholders may also submit a recommendation (as opposed to a formal nomination) for a candidate for membership on our Board of Directors by following the procedures set forth in “Proposal One — Director Candidates.”

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
     A board of eight (8) directors is to be elected at the meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the eight (8) nominees named below, all of whom are presently our directors. In the event that any such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.
     The names of the nominees and certain information about them are set forth below (ages are as of December 31, 2005):

			Director
Name of Nominee	Age	Position	Since
George Perlegos	55	President, Chief Executive Officer and Chairman of the Board, Atmel Corporation	1984
Gust Perlegos	58	Executive Vice President, Office of the President, Atmel Corporation and Director	1985
Tsung-Ching Wu	55	Executive Vice President, Office of the President, Atmel Corporation and Director	1985
T. Peter Thomas	59	Director	1987
Pierre Fougere	64	Director	2001
Dr. Chaiho Kim	71	Director	2002
David Sugishita	57	Director	2004
Steven Laub	47	Director	2006
     George Perlegos has served as President, Chief Executive Officer and Chairman of the Board since our inception in 1984. George Perlegos holds degrees in electrical engineering from San Jose State University (B.S.) and Stanford University (M.S.). George Perlegos is a brother of Gust Perlegos.
     Gust Perlegos has served as a director since January 1985, as Vice President, General Manager from January 1985 to January 1996, as Executive Vice President and General Manager from January 1996 to 2001 and as Executive Vice President, Office of the President since 2001. Gust Perlegos holds degrees in electrical engineering from San Jose State University (B.S.), Stanford University (M.S.) and Santa Clara University (Ph.D.). Gust Perlegos is a brother of George Perlegos.
     Tsung-Ching Wu has served as a director since January 1985, as Vice President, Technology from January 1986 to January 1996, as Executive Vice President and General Manager from January 1996 to 2001 and as Executive Vice President, Office of the President since 2001. Mr. Wu holds degrees in electrical engineering from the National Taiwan University (B.S.), the State University of New York at Stony Brook (M.S.) and the University of Pennsylvania (Ph.D.).
     T. Peter Thomas has served as a director of Atmel since December 1987. Mr. Thomas is Managing Director of ATA Ventures Management LLP. Mr. Thomas has held this position since April 2004. Mr. Thomas is also a General Partner of Institutional Venture Partners. Mr. Thomas has held this position since November 1985. Mr. Thomas also serves as a director of @Road, Inc. and Transmeta Corporation. Mr. Thomas holds degrees in electrical engineering from Utah State University (B.S.) and computer science from the University of Santa Clara (M.S.).
     Pierre Fougere has served as a director of Atmel since February 2001. Mr. Fougere is currently Chief Executive Officer of Fougere Conseil, a consulting firm, and serves as Chairman of Société Chateau Lilian Ladouys, a wine producer, and Chairman of the supervisory board of Société Garnier Ponsonnet Vuillard, a paper manufacturer, and Société Nemoptic a maker of electronic displays. From 1986 to 1988, Mr. Fougere was Executive Vice President of the Matra Group and Chairman and Chief Executive Officer of Matra Datavision Inc., a software company. Prior to 1986, he was Executive Vice President, General Manager of the Components Division, Chairman and Chief Executive Officer of Matra Harris Semiconductor and Matra GCA.
     Dr. Chaiho Kim has served as a director of Atmel since September 2002. He is Joseph A. Alemany University Professor at Santa Clara University in Santa Clara, California, where he has taught since 1964, and is a member of the faculty of The Leavey School of Business. Administrative positions that he has held at the university include the chair of Operations and Management Information Systems Department and chair of the Ph.D. Program of the school. He received a masters degree in International Business and a Ph. D. in Finance, both from the Graduate School of Business, Columbia University.
     David Sugishita has served as a director of Atmel, as well as Chairman of both the Audit Committee and Corporate Governance and Nominating Committee of Atmel, since February 2004. He also currently serves as a Director and Chairman of the Audit Committee for Ditech Communications as well as a Director for Micro Component Technology, Inc. Most recently Mr. Sugishita served as Executive Vice President of Special Projects of Peregrine Systems, Inc., an enterprise software company, from December 2003 through July 2004. From January 2002 to April 2002, Mr. Sugishita served as Executive Vice President and Chief Financial Officer of SONICblue, Inc., a provider of digital entertainment and consumer electronics products. From May 2001 to January 2002, Mr. Sugishita served as a consultant to several private software companies. From October 2000 to April 2001, he served as Executive Vice President and Chief Financial Officer of RightWorks Corporation, a company that provides eBusiness applications. From June 1997 to February 2000, Mr. Sugishita served as Senior Vice President — Finance & Operations and Chief Financial Officer for Synopsys, Inc., a provider of electronic design automation software and services. Prior to his time at Synopsys, Mr. Sugishita held various senior financial and accounting positions at Actel Corporation, Micro Component Technology, Inc., Applied Materials, Inc., and National Semiconductor Corporation. Mr. Sugishita holds degrees in business administration from San Jose State University (B.S.) and Santa Clara University (MBA).
     Steven Laub has served as a director of Atmel since February 10, 2006. He is currently a technology partner at Golden Gate Capital Corporation, a private equity buyout firm, and the Executive Chairman of Teridian Semiconductor Corporation, a fabless semiconductor company. From 2004 to 2005, Mr. Laub was President and Chief Executive Officer of Silicon Image, Inc., a provider of semiconductor solutions. Prior to that time, Mr. Laub spent 13 years in executive positions (including Chief Operating Officer, President and member of the Board of Directors) at Lattice Semiconductor Corporation, a supplier of programmable logic devices and related software. Prior to joining Lattice Semiconductor, Mr. Laub was a partner at Bain and Company, a global strategic consulting firm. Mr. Laub holds a degree in economics from the University of California, Los Angeles (BA) and a degree from Harvard Law School (JD).
Corporate Governance
     We are committed to principles of sound corporate governance. In the last several years we have reviewed our corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and changes in the rules and regulations of the Securities and Exchange Commission (SEC) and the listing standards of The Nasdaq Stock Market, Inc. (Nasdaq). Based on such review, our Board of Directors adopted a number of corporate governance changes to comply with the rules of the SEC and the listing standards of the Nasdaq. You can access information regarding our corporate governance, including our current Board committee charters and our Standards of Business Conduct on our web site at www.atmel.com/ir/governance.asp.
Independence of Directors
     Our Board of Directors has determined that each of the following directors, constituting a majority of the Board of Directors, is “independent” within the meaning of the Nasdaq listing standards:
T. Peter Thomas
Pierre Fougere
Dr. Chaiho Kim
David Sugishita
Steven Laub

Director Candidates
     Our bylaws set forth the procedure for the proper submission of stockholder nominations for membership on the Board of Directors. Please refer to Section 2.2(c) of our bylaws for a description of the process for nominating directors. It is the Corporate Governance and Nominating Committee’s policy to consider properly submitted stockholder recommendations (as opposed to a formal nomination) for candidates for membership on our Board of Directors. A stockholder may submit a recommendation for a candidate for membership on our Board of Directors by submitting in writing the name and background of such candidate to the Atmel Corporate Governance and Nominating Committee, c/o Mike Ross, Vice President and General Counsel, Atmel Corporation, 2325 Orchard Parkway, San Jose, CA 95131. The Corporate Governance and Nominating Committee will consider a recommendation only if (1) appropriate biographical and background information on the candidate is provided, (2) the recommended candidate has consented in writing to a nomination and public disclosure of the candidate’s name and biographical information, and (3) the recommending stockholder has consented in writing to public disclosure of such stockholder’s name. Required biographical and background information include: (A) the name, age, business address and residence of such person, (B) the principal occupation and employment of such person, and (C) biographical information on the recommended candidate that the recommending stockholder believes supports such candidacy (keeping in mind the criteria discussed below that the Corporate Governance and Nominating Committee considers when making recommendations for nomination to the Board of Directors).
     The Corporate Governance and Nominating Committee uses a variety of methods for identifying candidates for nomination to the Board of Directors. Although candidates for nomination to the Board of Directors typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the Committee through professional search firms, stockholders or other persons. Our newest director, Steven Laub, was intially suggested as a candidate by a non-management director. In 2005, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating candidates for nomination to the Board of Directors (although the Corporate Governance and Nominating Committee is authorized to do so). The process by which candidates for nomination to the Board of Directors are evaluated includes review of biographical information and background material on potential candidates by Committee members, meetings of Committee members from time to time to evaluate and discuss potential candidates, and interviews of selected candidates by members of the Committee. Candidates recommended by stockholders (and properly submitted) are evaluated by the Corporate Governance and Nominating Committee using the same criteria as other candidates. Although the Corporate Governance and Nominating Committee does not have specific minimum qualifications that must be met before recommending a candidate for election to the Board of Directors, the Committee does review numerous criteria before recommending a candidate. Such criteria include: character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business, other commitments and the like.
Communications from Stockholders
     Stockholders may communicate with the Board of Directors by submitting either an e-mail to bod@atmel.com or written communication addressed to the Board of Directors (or specific board member) c/o Mike Ross, Vice President and General Counsel, Atmel Corporation, 2325 Orchard Parkway, San Jose, CA 95131. E-mail communications that are intended for a specific director should be sent to the e-mail address above to the attention of the applicable director. The Chairman of the Corporate Governance and Nominating Committee will, with the assistance of our General Counsel, (1) review all communications to the Board of Directors, (2) determine if such communications relate to substantive matters, (3) if such communications relate to substantive matters, provide copies (or summaries) of such communications to the other directors as he or she considers appropriate, and (4) if such communications do not relate to substantive matters, determine what action, if any, will be taken with such communications. Communications relating to corporate governance and long-term corporate strategy are more likely to be deemed “substantive” and therefore forwarded on to the Board of Directors than communications relating to personal grievances or matters as to which we receive repetitive and duplicative communications.
Board Meetings and Committees
     All directors are expected to attend each meeting of the Board of Directors and the committees on which he or she serves. All directors are also encouraged, but not required to attend our Annual Meeting of Stockholders. Each director in office at the time, other than Pierre Fougere, attended the 2005 Annual Meeting of Stockholders. During the fiscal year ended December 31, 2005, the Board of Directors held eleven meetings. The Board of Directors has the following standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Other than Mr. Thomas, each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of

Directors (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of the Board on which he or she served during the past fiscal year (held during the periods that he served). Mr. Thomas attended 29 of 40 of such meetings (or 73%).
     Audit Committee
     We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The current members of the Audit Committee are Messrs. Thomas, Fougere, Kim and Sugishita. Our Board of Directors has determined that (1) each of the current members of the Audit Committee is “independent” within the meaning of the Nasdaq listing standards and within the meaning of the rules of the Exchange Act and (2) David Sugishita meets the requirements of an audit committee financial expert in accordance with SEC rules. The Audit Committee held twenty-five meetings during 2005 at which, among other things, it discussed Atmel’s financial results and regulatory developments and Atmel’s response to such regulatory developments with our independent registered public accounting firm. The duties of the Audit Committee are to assist the Board in fulfilling its responsibility for general oversight of the integrity of Atmel’s financial statements, Atmel’s compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, and Atmel’s internal accounting and financial controls. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement, reviews the reports of Atmel’s management and our independent registered public accounting firm concerning Atmel’s internal accounting and financial controls, appoints, determines the compensation of and oversees the work of our independent registered public accounting firm, and reviews and approves the scope of the annual audit. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all our books, records, facilities and personnel and the power to retain outside counsel, auditors or other experts for this purpose. The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace our independent registered public accounting firm. The charter of the Audit Committee can be accessed on our web site at www.atmel.com/ir/governance.asp.
     Corporate Governance and Nominating Committee
     We have a separately-designated standing Corporate Governance and Nominating Committee that currently consists of Messrs. Thomas, Kim, Sugishita and Laub. Our Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee is “independent” within the meaning of the Nasdaq listing standards. This Committee develops principles of corporate governance and recommends them to the Board of Directors for its consideration and approval. The Committee also reviews governance-related stockholder proposals and makes recommendations to the Board of Directors for action on such proposals. The Corporate Governance and Nominating Committee makes recommendations to the Board of Directors regarding the composition and size of the Board. The Committee also establishes procedures for the submission of candidates for election to the Board, establishes procedures for identifying and evaluating candidates for director and determines the relevant criteria for Board membership. The Corporate Governance and Nominating Committee held two meetings during 2005. The charter of the Corporate Governance and Nominating Committee can be accessed on our web site at www.atmel.com/ir/governance.asp.
     Compensation Committee
     We have a separately-designated standing Compensation Committee. The Compensation Committee currently consists of Messrs. Thomas, Fougere and Laub. Our Board of Directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the Nasdaq listing standards. This Committee reviews and approves our executive compensation policies, including the salaries and target bonuses of our executive officers, and administers our incentive stock plans. The Compensation Committee held two meetings during 2005. The charter of the Compensation Committee can be accessed on our web site at www.atmel.com/ir/governance.asp.
Code of Ethics/Standards of Business Conduct
     It is our policy to conduct our operations in compliance with all applicable laws and regulations and to operate our business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in our Standards of Business Conduct, which is applicable to all of our directors, officers and employees, and which complies with the SEC’s requirements and with Nasdaq’s listing standards.

     Our Standards of Business Conduct are designed to promote honest and ethical conduct, the compliance with all applicable laws, rules and regulations and to deter wrongdoing. Our Standards of Business Conduct are also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. A copy of our Standards of Business Conduct can be accessed on our web site at www.atmel.com/ir/governance.asp. We intend to disclose future amendments to certain provisions of our Standards of Business Conduct, or waivers of such provisions granted to directors and executive officers, on our web site in accordance with applicable SEC and Nasdaq requirements.
Director Compensation
     Our employee Directors receive no cash compensation for service on the Board of Directors.
     During 2005, each non-employee Director that served throughout 2005 received cash compensation of $60,000 for service on the Board of Directors and its Committees. Mr. Fougere also received an extra $1,500 per month during 2005 for travel and related costs incident to his French residence for his attendance at Board of Directors and Committee meetings.
     During 2006, each non-employee Director will receive a cash retainer of $40,000 per year (pro rated for Directors that do not serve the entire year), paid in installments, for service on the Board of Directors and its Committees. In addition, during 2006 each non-employee Director will receive $1,500 for each Board meeting attended, and $1,000 for each committee meeting attended for each committee on which the non-employee Director serves. Also, non-employee Directors who serve as committee chairs receive an annual retainer for such service in the amount of $15,000 for the Chair of the Audit Committee and $10,000 for the chair of other Board committees. Non-employee Directors are reimbursed for their expenses in connection with their attendance at Board and Committee meetings and their out-of-pocket business expenses associated with service on the Board of Directors and its Committees.
     On February 10, 2006, upon joining the Board of Directors, we granted Steven Laub a nonstatutory stock option for the purchase of 50,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date, or $4.78 per share. On September 20, 2005, we granted each of Messrs. Thomas, Fougere, Kim and Sugishita nonstatutory stock options for the purchase of 50,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date, or $2.06 per share. Each of such option grants were from our 2005 Stock Plan. Assuming continued service on our Board of Directors, such options vest and become exercisable over four years, with 12.5% of the shares vesting six months after grant date and 2.0833% of the shares vesting each month thereafter until fully vested. There were no other stock option grants to non-employee Directors during 2005.
     Beginning in 2006, upon joining the Board of Directors, non-employee Directors will receive a nonstatutory stock option for the purchase of 50,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date. Such options will vest and become exercisable over four years. Beginning in 2006, annually at the April Board meeting, non-employee Directors will also be granted a nonstatutory stock option for the purchase of 15,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date. Such options will vest and become exercisable over one year.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES SET FORTH HEREIN.

REPORT OF THE AUDIT COMMITTEE
     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility for general oversight of the integrity of Atmel’s financial statements, Atmel’s compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, and Atmel’s internal accounting and financial controls. This purpose is more fully described in the charter of the Audit Committee which can be accessed on our web site at www.atmel.com/ir/governance.asp.
     Our Audit Committee has (1) reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP, our independent registered public accounting firm, (2) discussed with management and with PricewaterhouseCoopers LLP the evaluation of Atmel’s internal controls and the audit of management’s assessment of the effectiveness of Atmel’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, and (4) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with PricewaterhouseCoopers LLP their independence.
     Based on the review and discussions referred to in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and filed with the Securities and Exchange Commission.
     Respectfully submitted by the members of the Audit Committee of the Board of Directors.

T. Peter Thomas
Pierre Fougere
Dr. Chaiho Kim
David Sugishita

SECURITY OWNERSHIP
     The following table sets forth certain information with respect to beneficial ownership of our common stock as of December 31, 2005 by (i) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each director and (iv) all directors and executive officers as a group. The information on beneficial ownership in the table and the footnotes hereto is based upon our records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to us by such person or entity. Except as otherwise indicated (or except as contained in a referenced filing), each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable, and can be reached by contacting our principal executive offices.

	Common Stock	Approximate Percent
Beneficial Owner (1)	Beneficially Owned (2)	Beneficially Owned(2)
Tudor Investment Corporation (3)	39,035,750	8.08%
George Perlegos (4)	33,493,303	6.93%
Barclay’s Global Investors, NA (5)	26,122,302	5.40%
Gust Perlegos (6)	14,595,740	3.02%
Tsung-Ching Wu (7)	8,186,149	1.69%
Graham Turner (8)	619,952	*
Bernard Pruniaux (9)	190,625	*
T. Peter Thomas (10)	145,150	*
Pierre Fougere (11)	20,000	*
Dr. Chaiho Kim (12)	23,083	*
David Sugishita (13)	15,000	*
Steven Laub	—	—
All directors and executive officers as a group (13 persons) (14)	59,999,881	12.35%

*	Less than one percent of the outstanding common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Atmel Corporation, 2325 Orchard Parkway, San Jose, CA 95131.

(2)	Based on 483,365,964 shares outstanding on December 31, 2005. Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Atmel common stock subject to options held by that person that will be exercisable within 60 days after December 31, 2005, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Based on a Schedule 13G filed with the SEC on November 25, 2005, as amended by a Schedule 13G/A filed with the SEC on February 14, 2006, by Tudor Investment Corporation. The address of Tudor Investment Corporation is 1275 King Street, Greenwich, Connecticut 06831.

(4)	Includes 291,667 shares issuable under stock options exercisable within 60 days of December 31, 2005.

(5)	Based on a Schedule 13G filed with the SEC on January 26, 2006 by Barclay’s Global Investors, NA. The address of Barclay’s Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

(6)	Includes 379,792 shares issuable under stock options exercisable within 60 days of December 31, 2005.

(7)	Includes 420,417 shares issuable under stock options exercisable within 60 days of December 31, 2005.

(8)	Includes 207,500 shares issuable under stock options exercisable within 60 days of December 31, 2005.

(9)	Includes 190,625 shares issuable under stock options exercisable within 60 days of December 31, 2005.

(10)	Includes 128,750 shares issuable under stock options exercisable within 60 days of December 31, 2005.

(11)	Includes 20,000 shares issuable under stock options exercisable within 60 days of December 31, 2005.

(12)	Includes 17,083 shares issuable under stock options exercisable within 60 days of December 31, 2005.

(13)	Includes 15,000 shares issuable under stock options exercisable within 60 days of December 31, 2005.

(14)	Includes 2,281,467 shares issuable under stock options exercisable within 60 days of December 31, 2005.
EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table shows, as to Atmel’s Chief Executive Officer and each of Atmel’s four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year (the “Named Officers”), information concerning compensation paid or earned for services to Atmel in all capacities during the last three fiscal years:

				Long-Term
				Compensation	All Other
		Annual Compensation		Awards	Compensation
				Number of Shares
				Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options
George Perlegos	2005	724,085	100,000	400,000	$5,568	(1)(2)
President and Chief	2004	651,087	100,000	400,000	5,408	(1)(2)
Executive Officer	2003	350,115	—	—	5,228	(1)(2)

Gust Perlegos	2005	457,062	75,000	100,000	2,534	(2)
Executive Vice President,	2004	430,361	75,000	—	2,454	(2)
Office of the President	2003	305,337	—	100,000	2,364	(2)

Tsung-Ching Wu	2005	424,677	75,000	100,000	3,034	(1)(2)
Executive Vice President,	2004	399,916	75,000	—	2,954	(1)(2)
Office of the President	2003	278,300	—	100,000	2,864	(1)(2)

Graham Turner (3)	2005	310,852	126,841	40,000	—
Vice President and General	2004	306,111	122,152	—	—
Manager, Microcontroller	2003	248,517	95,196	80,000	—
Business Unit

Bernard Pruniaux (4)	2005	281,582	118,753	100,000	6,734	(5)
Vice President and General	2004	270,465	127,970	—	5,544	(5)
Manager, ASIC	2003	195,705	24,115	80,000	4,860	(5)
Business Unit

(1)	$500.00 of such amount represents Atmel’s contributions to the respective 401(k) plans, which provides for broad-based employee participation.

(2)	George Perlegos, Gust Perlegos and Tsung-Ching Wu received fees for serving on the board of directors of Atmel’s subsidiary, Atmel Germany GmbH, in the amounts of $5,068, $2,534 and $2,534, respectively, for 2005; $4,908, $2,454 and $2,454, respectively, for 2004; and $4,728, $2,364 and $2,364, respectively for 2003.

(3)	Mr. Turner’s compensation was paid in Swiss Francs (the translation to U.S. Dollars is based on an average exchange rate of 0.799105, 0.80598 and 0.74442 Swiss Francs per U.S. Dollar in 2005, 2004 and 2003, respectively).

(4)	Unless otherwise noted, Mr. Pruniaux’s compensation was paid in Euros (the translation to U.S. Dollars is based on average exchange rates of 1.23895, 1.24386 and 1.11 U.S. Dollars per Euro in 2005, 2004 and 2003, respectively); provided, however that the 2004 bonus was based on an exchange rate of 1.3038 U.S. Dollars per Euro on the date of payment. Salary includes payment in U.S. Dollars in the amounts of $51,000 (2005) and $41,000 (2004).

(5)	Represents Atmel’s contributions to a retirement plan on Mr. Pruniaux’s behalf.

Option Grants in Last Fiscal Year
     The following table sets forth certain information with respect to stock options granted to each of the Named Officers during the year ended December 31, 2005. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock.

	Individual Grants (1)
			% of Total
	Number of		Options			Potential Realizable Value
	Shares		Granted to			at Assumed Annual Rates
	Underlying		Employees	Exercise		of Stock Price Appreciation
	Options		in Fiscal	Price Per	Expiration	for Option Term
Name	Granted		Year(2)	Share	Date	5%	10%
George Perlegos	400,000	(3)	7.73%	$3.29	2/10/2015	$827,625	$2,097,365

Gust Perlegos	100,000	(3)	1.93%	$3.29	2/10/2015	$206,906	$524,341

Tsung-Ching Wu	100,000	(3)	1.93%	$3.29	2/10/2015	$206,906	$524,341

Graham Turner	40,000	(3)	0.77%	$3.29	2/10/2015	$82,763	$209,737

Bernard Pruniaux	100,000	(3)	1.93%	$3.29	2/10/2015	$206,906	$524,341

(1)	Each option was granted from our 2005 Stock Plan and has an exercise price equal to the fair market value per share of our common stock on the date of grant.

(2)	Atmel granted options to employees to purchase 5,173,350 shares of common stock in the fiscal year ended December 31, 2005.

(3)	Shares subject to the option vest and become exercisable as follows: 12.5% six months after the grant date (which was February 11, 2005) and 2.0833% each month thereafter until fully vested.
Option Exercises and Holdings
     The following table provides information with respect to option exercises in 2005 by the Named Officers and the value of such officers’ unexercised options at December 31, 2005:

	Shares		Number of Shares Underlying		Value of Unexercised
	Acquired		Unexercised Options at		In-The-Money Options at
	on	Value	Fiscal Year-End		Fiscal Year-End (2)
Name	Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
George Perlegos	—	—	258,333	541,667	—	—

Gust Perlegos	—	—	365,208	144,792	$37,771	$11,229

Tsung-Ching Wu	—	—	403,749	156,251	$75,541	$22,459

Graham Turner	—	—	197,500	92,500	$36,750	$12,250

Bernard Pruniaux	200,000	$209,120	188,542	241,458	$170,443	$11,229

(1)	Market value of underlying securities on date of exercise, minus the exercise price.

(2)	Market value of unexercised options is based on the last reported sales price of our common stock on the Nasdaq National Market of $3.09 per share on December 31, 2005, minus the exercise price.

REPORT OF THE COMPENSATION COMMITTEE
     The Compensation Committee of the Board of Directors generally reviews and approves our executive compensation policies, including the base salary levels and target incentives for our executive officers, at the beginning of each year, and approves the performance objectives of the officers in their areas of responsibility. The Compensation Committee also administers our stock plans, including our 2005 Stock Plan and our 1991 Employee Stock Purchase Plan. No member of the Compensation Committee is a former or current officer or employee of Atmel or any of its subsidiaries.
Compensation Policies
     Our policy is that a substantial portion of each officer’s annual compensation should be based upon our financial performance. The Compensation Committee adjusts the salaries of our officers based on our financial performance during the past year and on each officer’s performance against the objectives related to his area of responsibility. Following a freeze in salaries from 2002 to 2003, and Atmel’s improved performance at the end of 2003, the Compensation Committee decided to increase base salaries in 2004 and 2005 for our executive officers.
     The Compensation Committee reviewed Atmel’s performance in 2005 and, with input from the executive officers of Atmel, identified key objectives and milestones that were critical to Atmel achieving short term and long term business objectives in 2005. The final bonus paid to each executive officer for 2005, while discretionary, was based on the applicable executive’s performance as compared to such key objectives and Atmel’s overall performance as measured against such key milestones.
     The Compensation Committee considers granting stock options to executive officers based upon a number of factors, including such officer’s responsibilities and relative position, any changes in such officer’s responsibility and position, such officer’s equity interest in the form of stock and options held by such individual, and the extent to which existing options remain unvested. The Compensation Committee approved option grants to all of our executive officers during 2005. All options are granted at the current market price of our common stock on the date of grant and options generally vest over four years.
Compensation of Chief Executive Officer
     The Compensation Committee also used the criteria described above for compensation decisions regarding the Chief Executive Officer, and in addition considered the salaries of CEOs with a number of comparably-sized companies in the semiconductor industry (the “Benchmark Group”). Such group is subject to change from year to year based on the Compensation Committee’s assessment of comparability. The Compensation Committee determined that in 2003, Mr. George Perlegos’ compensation was well below the average compensation of chief executive officers in the Benchmark Group. The Compensation Committee decided to increase the base salary of our Chief Executive Officer in 2004 and 2005 to a level comparable to other CEOs in the Benchmark Group.
     The Compensation Committee approved the payment of a bonus of $100,000 to our Chief Executive Officer for 2005 using the criteria described above. The Compensation Committee also awarded Mr. George Perlegos the maximum option grant allowed under the 2005 Stock Plan, 400,000 shares, during 2005.
     Respectfully submitted by the members of the Compensation Committee of the Board of Directors.

T. Peter Thomas
Pierre Fougere
Steven Laub *

* Joined Compensation Committee in March 2006

PERFORMANCE GRAPH
     The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Atmel Corporation, the S&P 500 Index and the S&P 500 Information Technology Index. The graph assumes that $100 was invested in Atmel’s common stock, the S&P 500 Index and the S&P 500 Information Technology Index from the date of December 31, 2000 through the 2005 year end. Historic stock price performance is not necessarily indicative of future stock price performance.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     In 2005 the Compensation Committee consisted of Messrs. Thomas and Fougere, and, for a portion of the year, Norm Hall, a former director. No interlocking relationships exist between any member of the Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Atmel or its subsidiaries.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     During 2005, with Board approval we paid Angela Perlegos fees of $54,000 for her services on the Boards of Directors of several of our subsidiaries. Angela Perlegos is the wife of George Perlegos, the CEO and a director of Atmel. During 2005, we paid approximately $171,000 to MartSoft Corporation pursuant to a development agreement. The Chief Executive Officer of MartSoft is the wife of Tsung-Ching Wu, an executive officer and director of Atmel.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all Section 16(a) forms they file.
     Based solely on our review of copies of such forms received, or written representations from certain reporting persons that no filings were required for such persons, we believe that, during the year ended December 31, 2005, all Section 16(a) filing requirements applicable to our executive officers and directors were complied with. However, due to technical transmission difficulties during the timely filing on February 22, 2005 of a Form 4 for Steve Schumann (relating to the exercise of stock options and the immediate sale of stock underlying such options on February 18, 2005), such form was not transmitted to the SEC. An amendment to such Form 4 (filing the Form 4 in its entirety) was made on February 13, 2006 by Mr. Schumann.
EQUITY COMPENSATION PLAN INFORMATION
     The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under our compensation plans as of December 31, 2005.

	(a)	(b)	(c)
Number of securities
remaining available for
future issuance under
	Number of securities	Weighted-average exercise	equity compensation plans
	to be issued upon exercise	price of outstanding	(excluding
	of outstanding options,	options, warrants and	securities reflected in
Plan Category	warrants and rights	rights	column (a))

Equity compensation plans approved by security holders	30,235,000 (1)	$5.46	29,223,000 (2)
Equity compensation plans not approved by security holders	—	—	—

Total	30,235,000	$5.46	29,223,000 (2)

(1)	Includes options to purchase shares outstanding under the 1986 Incentive Stock Option Plan and the 2005 Stock Plan

(2)	Includes 11,390,000 shares issuable under our 1991 Employee Stock Purchase Plan

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2006. PricewaterhouseCoopers LLP has audited our financial statements since the year ended December 31, 1985.
     Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire. The representatives are also expected to be available to respond to appropriate questions from the stockholders.
Ratification of Appointment of PricewaterhouseCoopers LLP
     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as Atmel’s independent registered public accounting firm is not required by Atmel’s bylaws or other applicable legal requirements. However, our Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Atmel and its stockholders.
Fees of PricewaterhouseCoopers LLP Incurred by Atmel
     The following table sets forth the fees billed for services rendered by PricewaterhouseCoopers LLP for each of our last two fiscal years.

	2005	2004
Audit fees[1]	$5,437,000	$5,478,000
Audit-related fees	—	—
Tax fees[2]	104,000	55,000
All other fees	—	—

Total	$5,541,000	$5,533,000

1.	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and of our internal control over financial reporting and the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

2.	Tax fees consisted of fees for expatriate tax services and international tax planning services and other tax compliance advice.

Audit Committee Pre-Approval Policy
     Section 10A(i)(1) of the Exchange Act and related SEC rules require that all auditing and permissible non-audit services to be performed by a company’s principal accountants be approved in advance by the Audit Committee of the Board of Directors, subject to a de minimus exception set forth in the SEC rules (the De Minimus Exception). Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the pre-approval is detailed as to the particular service or category of services to be rendered and the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting. None of the audit-related or non-audit services described above were performed pursuant to the De Minimus Exception during the periods in which the pre-approval requirement has been in effect.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006. IN THE EVENT OF A NEGATIVE VOTE ON SUCH RATIFICATION, THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS WILL RECONSIDER ITS SELECTION.
OTHER MATTERS
     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 7, 2006

0
PROXY
ATMEL CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 10, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of ATMEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the 2005 Annual Report on Form 10-K, and receipt of the Notice of 2006 Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2006, and hereby appoints George Perlegos and Mike Ross, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of ATMEL CORPORATION to be held on May 10, 2006 at 2:00 p.m., local time, at Atmel Corporation, 2325 Orchard Parkway, San Jose, California 95131 and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
     THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

14475

ANNUAL MEETING OF STOCKHOLDERS OF
ATMEL CORPORATION
May 10, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “http://www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	George Perlegos Gust Perlegos
☐	WITHHOLD AUTHORITY FROM ALL NOMINEES	¡ ¡ ¡	Tsung-Ching Wu T. Peter Thomas Pierre Fougere
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	Dr. Chaiho Kim David Sugishita
		¡	Steven Laub

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Pricewaterhouse- Coopers LLP as the independent registered public accounting firm of Atmel Corporation for 2006.	☐	☐	☐

In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other matter or matters which may properly come before the annual meeting and any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the 2005 Annual Report on Form 10-K of Atmel Corporation, and receipt of Notice of 2006 Annual Meeting of Stockholders and Proxy Statement of Atmel Corporation, each dated April 7, 2006

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.